UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2 TO
FORM 8-K
ON FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 20, 2011 (January 18, 2011)

CULLEN AGRICULTURAL HOLDING CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53806	27-0863248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1431 N Jones Plantation Road, Millen, Georgia	30442
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 621-6737

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.         Other Events.

As previously announced, on December 9, 2009, a second amended class action complaint, styled Goodman v. Watson, et al., was filed in the Court of Chancery of the State of Delaware (“Court of Chancery”) against certain of the directors of Cullen Agricultural Holding Corp. (the “Company”), as well as certain of the former directors of Triplecrown Acquisition Corp. (“Triplecrown”), the entity with which the Company completed its business combination in October 2009.  The putative class is made up of holders of Triplecrown’s common stock as of September 30, 2009, the record date for the stockholders’ meeting held to approve the Company’s merger with Triplecrown.  The complaint alleged that the defendants breached their fiduciary duties and their duty of disclosure in connection with the business combination. The plaintiff was seeking, as alternative remedies, damages in the amount of approximately $9.74 per share, to have Triplecrown’s trust account restored and distributed pro rata to members of the putative class, a quasi-appraisal remedy for members of the putative class, and an opportunity for members of the putative class to exercise conversion rights in connection with the business combination.

On January 18, 2011, the Company and the defendants entered into a stipulation of settlement (“Stipulation”) with the plaintiff.  Pursuant to the Stipulation, the class action was to be resolved, and all claims would be dropped, in exchange for an aggregate payment to the class of up to $1.4 million, of which the first $850,000 was to be paid by the Company’s insurance carrier, with the balance of up to $550,000 being paid by the Company.

Following notice, on April 5, 2011, the Court of Chancery held a hearing at which it, among other things, certified the proposed class and approved the Stipulation.  Members of the putative class had until June 30, 2011 to participate in the settlement.  As of June 30, 2011, holders (or former holders) of approximately 93,000 shares properly sought to participate in the settlement.  The Company’s insurance carrier paid the entire amount owed to these holders, resulting in no out of pocket liability to the Company for the settlement.

The Company had accrued a loss of $550,000 at March 31, 2011 and December 31, 2010, which represented management’s estimate of the Company’s exposure in connection with the litigation.  As a result, the Company will reverse this accrual in its next quarterly report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2011
CULLEN AGRICULTURAL HOLDING CORP.

By:	/s/ Eric J. Watson
	Name:	Eric J. Watson
	Title:	Chief Executive Officer